UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The employment agreement for Stephen Berman, our President and Chief Executive Officer (“CEO”), provides, inter alia, that for fiscal year 2016, his bonus will depend on our achieving certain performance targets to be determined by the Compensation Committee of our Board of Directors (the “Board”) before the end of the Company’s first fiscal quarter. Such bonus is awarded and paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan (the “Plan”). In addition, Mr. Berman’s employment agreement provides for the annual grant of $3.5 million of restricted stock subject to achievement of vesting conditions to be determined by the Compensation Committee of our Board before the end of the Company’s first fiscal quarter. The Compensation Committee also determined that the performance bonus that can be earned by John (Jack) McGrath, our Chief Operating Officer (“COO”), for 2016 will be up to a maximum of 150% of his base salary, subject to achievement of certain performance based conditions established by the Committee, and also awarded Mr. McGrath the opportunity to earn an additional $925,000 of restricted stock subject to achievement of certain performance based vesting conditions. Certain capitalized terms such as “Relative Total Shareholder Return”, “Earnings per Share,” “Net Revenue,” and “Operating Margin” are defined below.

The criteria for Messrs. Berman and McGrath’s respective 2016 bonuses, as well as the vesting criteria for Mr. Berman’s annual grant of restricted stock and for the additional grant of restricted stock to Mr. McGrath have been established by the Compensation Committee, after discussion with its consultant, Lipis Consulting, Inc., as follows:

2016 Performance Bonus – CEO Stephen Berman

Award of Mr. Berman’s Annual Performance Bonus for 2016 equal to up to 300% of Mr. Berman’s Base Salary (the “Performance Bonus”) will be subject to achievement of performance standards in a total of four metrics: Operating Margin, Net Revenue, Earnings per Share and Relative Total Shareholder Return, measured in tranches with target performance levels equaling 0%-300% of Base Salary. Mr. Berman’s 2016 Performance Bonus is calculated by the sum of the following: the percentages of Base Salary set forth on the table annexed hereto as Exhibit A which corresponds to the Operating Margin, Net Revenue, Earnings per Share and Relative Total Shareholder Return achieved by the Company in 2016. Each tranche is measured separately, provided that the metrics for Operating Margin and Net Revenue may be used only if at least the threshold tranche is achieved for each metric. If earned, the portion of Mr. Berman’s bonus equal to up to 200% of Base Salary is payable in cash and the balance of any bonus earned above that level is payable in Restricted Stock vesting over a three year period following the date of issuance.

2016 Performance Bonus – COO John (Jack) McGrath

Award of Mr. McGrath’s Annual Performance Bonus for 2016 equal to up to 150% of Mr. McGrath’s Base Salary (the “McGrath Performance Bonus”) will be subject to achievement of performance standards in a total of four metrics: Operating Margin, Net Revenue, Earnings per Share and Relative Total Shareholder Return, measured in tranches with target performance levels equaling 0%-150% of Base Salary. Mr. McGrath’s 2016 Performance Bonus is calculated by the sum of the following: the percentages of Base Salary set forth on the table annexed hereto as Exhibit B which corresponds to the Operating Margin, Net Revenue, Earnings per Share and Relative Total Shareholder Return achieved by the Company in 2016. Each tranche is measured separately, provided that the metrics for Operating Margin and Net Revenue may be used only if at least the threshold tranche is achieved for each metric. If earned, the portion of Mr. McGrath’s bonus equal to up to 100% of Base Salary is payable in cash and the balance of any bonus earned above that level is payable in Restricted Stock vesting over a three year period following the date of issuance.

Vesting of 2016 Annual Performance Based Restricted Stock Award to CEO Stephen Berman

Vesting of the 2016 Annual Performance Restricted Stock Award issued to Stephen Berman on January 1, 2016 (439,698 shares @$7.96 per share, the closing price on December 31, 2015, with a total value of $3.5 million) will be subject to achievement of performance standards in a total of four metrics: Operating Margin, Net Revenue, Earnings Per Share and Relative Total Shareholder Return, measured in tranches with target performance levels equaling 0%-100% of the total $3.5 million stock award as set forth on the table annexed hereto as Exhibit C. Each tranche is measured separately, provided that the metrics for Operating Margin and Net Revenue may be used only if at least the threshold tranche is achieved for each metric. If the foregoing performance conditions are satisfied, then 1/3 of the Restricted Stock Award will fully vest on satisfaction of the conditions, and an additional 1/3 of the Restricted Stock Award will fully vest on the first and second anniversaries of the first vesting date, provided that Mr. Berman is employed by the Company on each vesting date.

Vesting of Additional 2016 Performance Based Restricted Stock Award issued to COO John (Jack) McGrath

Vesting of the additional Restricted Stock Award to COO John (Jack) McGrath (134,058 shares @ $6.90 per share, the closing price on March 24, 2016, with a total value of $925,000), will be subject to achievement of performance standards in a total of four metrics: Operating Margin, Net Revenue, Earnings Per Share and Relative Total Shareholder Return, measured in tranches with target performance levels equaling 0%-100% of the total $925,000 stock award as set forth on the table annexed hereto as Exhibit D. Each tranche is measured separately, provided that the metrics for Operating Margin and Net Revenue may be used only if at least the threshold tranche is achieved for each metric. If the foregoing performance conditions are satisfied, then 1/3 of the Restricted Stock Award will fully vest on satisfaction of the conditions, and an additional 1/3 of the Restricted Stock Award will fully vest on the first and second anniversaries of the first vesting date, provided that Mr. McGrath is employed by the Company on each vesting date. The same performance standards and vesting schedule will apply to the vesting of a Restricted Stock Award issued to Mr. McGrath on January 1, 2016 as part of his 2016 performance bonus, consisting of 9,442 shares @$7.96 per share, the closing price on December 31, 2015, with a total value of $75,000.

Definitions

The terms used above are defined as follows:

“Relative Total Shareholder Return” means the comparison of the Company’s TSR to the average TSR value for the same period for the Russell 2000 Index.

“TSR” means stock price appreciation during the plan year (i.e. the average of the closing price for JAKK stock over the last ten trading days of 2015 compared to the average of the closing price for the last ten trading days of 2016) plus any dividends paid.

“Earnings per Share” means the net income per share of the Company’s common stock, calculated on a fully-diluted basis as determined by its then current auditors in accordance with GAAP, applied on a basis consistent with past periods.

“Net Revenue” means the Company’s net sales as determined by its then current auditors in accordance with GAAP, applied on a basis consistent with past periods.

“Operating Margin” means the percentage obtained by the fraction, the numerator of which is the Company’s income (loss) from operations and the denominator of which is Net Revenue, as determined by its then current auditors in accordance with GAAP, applied on a basis consistent with past periods.

The above tables and summaries notwithstanding, they all may be adjusted in the sole discretion of the

Compensation Committee to take account of extraordinary or special items, or as otherwise may be permitted by the Plan, and the Compensation Committee also reserves the right to modify the vesting and bonus targets and vesting and bonus percentages in the exercise of its negative discretion to take account of any new acquisitions that are concluded in 2016, and changes in the outstanding shares used to calculate the Company’s Earnings Per Share resulting from stock repurchases by the Company in 2016.

The target levels described above, where applicable, are calculated on a post-bonus basis and also after charges for the Restricted Stock Awards as determined by the Company’s then current auditors in accordance with U.S. GAAP. The foregoing is only a summary of certain of the terms of our employment agreements with these named executives. For a complete description, copies of such agreements are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement between the Company and Stephen G. Berman dated as of November 11, 2010 (1)

10.2	Employment Agreement between the Company and John a/k/a Jack McGrath, dated March 4, 2010 (2)

10.3	First Amendment to Employment Agreement between the Company and John a/k/a Jack McGrath, dated August 23, 2011 (2)

10.4	Clarification Letter dated October 20, 2011 with respect to Mr. Berman’s Second Amended and Restated Employment Agreement (3)

10.5	Amendment No. One to Second Amended and Restated Employment Agreement between the Company and Stephen G. Berman dated as of September 21, 2012 (4)

10.6	Second Amendment to Employment Agreement between the Company and John a/k/a Jack McGrath, dated May 15, 2013 (5)

10.7	Third Amendment to Employment Agreement between the Company and John a/k/a Jack McGrath, dated June 11, 2015 (6)

99.1	2016 Performance Bonus Table – CEO Stephen Berman*

99.2	2016 Performance Bonus Table – COO John (Jack) McGrath*

99.3	Vesting Table for 2016 Annual Performance Based Restricted Stock Award to CEO Stephen Berman*

99.4	Vesting Table for Additional 2016 Performance Based Restricted Stock Award to COO John (Jack) McGrath*

____________________

* Filed herewith.

(1)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed November 17, 2010, and incorporated herein by reference.
(2)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed August 24, 2011, and incorporated herein by reference.
(3)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed October 21, 2011, and incorporated herein by reference.
(4)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed September 25, 2012, and incorporated herein by reference.
(5)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed May 21, 2013, and incorporated herein by reference
(6)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed June 16, 2015, and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: March 31, 2016
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO